UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 6, 2016
Remark Media, Inc.

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3960 Howard Hughes Parkway, Suite 900 Las Vegas, NV	89169	702-701-9514
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 6, 2016, Remark Media, Inc. (“we”, “us” or “our”), together with our wholly-owned subsidiary KanKan Limited, entered into an Amended and Restated Asset and Securities Purchase Agreement, dated effective as of July 5, 2016 (the “Amended and Restated Purchase Agreement”), with China Branding Group Limited (“CBG”) and the other parties specified therein, amending and restating the Asset and Securities Purchase Agreement, dated as of May 16, 2016 (the “Original Agreement”), previously described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2016. The amendments to the Original Agreement reflected in the Amended and Restated Purchase Agreement include, among other things, (i) changes related to the placement of CBG into provisional liquidation and the appointment of joint provisional liquidators over CBG, (ii) changes to the indemnification provisions providing that we are indemnified by specified creditors of CBG signing a joinder to the Amended and Restated Purchase Agreement, and that CBG and its joint provisional liquidators will not incur any liability after completion of the transaction and (iii) a change in the outside termination date, after which the Amended and Restated Purchase Agreement may be terminated by any party at any time, to August 8, 2016.

The foregoing description of the Amended and Restated Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Purchase Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference. We have included the Amended and Restated Purchase Agreement to provide investors and stockholders with information regarding its terms, but not to provide any other factual information about us or any of the other parties. The Amended and Restated Purchase Agreement contains representations and warranties that the parties to the Amended and Restated Purchase Agreement made to and solely for the benefit of each other, and the assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Amended and Restated Purchase Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Amended and Restated Purchase Agreement and are modified in important part by the underlying disclosure schedules.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
2.1
Amended and Restated Asset and Securities Purchase Agreement, dated effective as of July 5, 2016, by and among China Branding Group Limited (in provisional liquidation), certain of its managers and subsidiaries listed on the signature page thereto, the joint provisional liquidators, KanKan Limited and Remark Media, Inc. [1]

1.
We have omitted certain schedules and exhibits to this agreement in accordance with Item 601(b)(2) of Regulation S-K. We will furnish a copy of any omitted schedule and/or exhibit to the SEC upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Media, Inc.

Date:	July 12, 2016	By:	/s/ Douglas Osrow
		Name:	Douglas Osrow
		Title:	Chief Financial Officer